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                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of the 1st day of October, 2002 ("Effective Date"), by and between Rayovac Corporation, a Wisconsin corporation (the "Company"), and David A. Jones (the "Executive").

     WHEREAS, the Executive and the Company were parties to an Employment Agreement dated September 12, 1996, with respect to the employment of the Executive by the Company (the "1996 Agreement"); and

     WHEREAS, the Executive and the Company modified the terms of Executive's employment with the Company by entering into an Amended and Restated Employment Agreement dated April 27, 1998 (the "1998 Agreement"), and again on October 1, 2000 (the "2000 Agreement"), and the parties wish to amend and restate the provisions of the 2000 Agreement as set forth herein; and

     WHEREAS, the Company desires the benefit of the experience, supervision and services of the Executive and desires to employ the Executive upon the terms and conditions set forth herein; and

     WHEREAS, the Executive is willing and able to accept such employment on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT DUTIES AND ACCEPTANCE. The Company hereby employs the Executive, and the Executive agrees to serve and accept employment, as the Chairman of the Board of Directors and Chief Executive Officer of the Company, reporting directly to the Board of Directors of the Company (the "Board"). In connection therewith, as Chairman of the Board and Chief Executive Officer, the Executive shall oversee and direct the operations of the Company and perform such other duties consistent with the responsibilities of Chairman of the Board and Chief Executive Officer, all subject to the direction and control of the Board. During the Term (as defined below), the Executive shall devote substantial time to such employment which will be his primary business activity.

2. TERM OF EMPLOYMENT. Subject to Section 4 hereof, the Executive's employment and appointment hereunder shall be for a term commencing on the date hereof and expiring on September 30, 2005 (the "Term").

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3.   COMPENSATION. In consideration of the performance by the Executive of his duties hereunder, the Company shall pay or provide to the Executive the following compensation which the Executive agrees to accept in full satisfaction for his services, it being understood that necessary withholding taxes, FICA contributions and the like shall be deducted from such compensation:

     (a) BASE SALARY. The Executive shall receive a base salary equal to Seven Hundred Thousand Dollars ($700,000) per annum effective October 1, 2002 for the duration of the Term except as set forth in Section 3(n) below, ("Base Salary"), which Base Salary shall be paid in equal monthly installments each year, to be paid monthly in arrears. The Board will review from time to time the Base Salary payable to the Executive hereunder and may, in its discretion, increase the Executive's Base Salary. Any such increased Base Salary shall be and become the "Base Salary" for purposes of this Agreement.

     (b) BONUS. The Executive shall receive a bonus for each fiscal year ending during the Term, payable annually in arrears, which shall be based on 100% of Base Salary except as set forth in Section 3(n) below, provided the Company achieves certain annual performance goals established by the Board from time to time (the "Bonus"). The Board may, in its discretion, increase the annual Bonus. Any such increased annual Bonus shall be and become the "Bonus" for such fiscal year for purposes of this Agreement.

     (c)  ADDITIONAL SALARY. In addition to the compensation described above,
          (i) so long as the promissory note (the "Note") of the Executive attached hereto as EXHIBIT A, and as previously extended, is not due and payable in full, the Executive shall receive additional compensation at an initial rate of Thirty-five Thousand Dollars ($35,000) per annum during the Term, payable (A) at the time the Bonus is payable hereunder, (B) if no Bonus is payable hereunder, at the time the Board determines that no Bonus is payable hereunder or (C) if payment of principal of and interest on the Note is accelerated, at the time of the Executive's payment in full of the Note; provided, however, that to the extent the Note is prepaid, the rate set forth above shall be decreased by the amount by which interest on the Note has been reduced as a result of such prepayment and (ii) the Executive shall also receive an additional $18,500 per annum during the Term, payable at the time the first monthly installment of Base Salary is payable hereunder and on each anniversary thereafter (all such payments set forth in clauses (i) and (ii) above are referred to herein as the "Additional Salary").

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     (d)  INSURANCE COVERAGES AND PENSION PLANS. The Executive shall be entitled to such insurance, pension and all other benefits as are generally made available by the Company to its executive officers from time to time.

     (e) EXISTING STOCK OPTIONS AND RESTRICTED STOCK AWARDS. All stock options and restricted stock awards previously granted to the Executive shall remain in full force and effect in accordance with their terms. If the Company implements a new stock option program in the future, the Executive may participate to the extent authorized by the Board.

     (f) NEW STOCK OPTIONS. The Company shall Grant to Executive 175,000 new Stock Options ("New Options") under The 1997 Rayovac Incentive Plan ("1997 Plan"). The grant date of such New Options shall be the Effective Date and such New Options shall have an exercise price equal to the opening price on the New York Stock Exchange as of such date. Fifty Percent (50%) of New Options shall be Time-Vesting Options and Fifty Percent (50%) shall be Performance-Vesting Options. Time-Vesting Options shall vest 1/3 October 1, 2003, 1/3 October 1, 2004 and 1/3 October 1, 2005. Subject to the Company meeting performance goals established by the Board, the Performance-Vesting Options shall vest 1/3 October 1, 2003, 1/3 October 1, 2004 and 1/3 October 1, 2005. The
          terms and conditions of such New Options shall be substantially similar to the terms and conditions of previous option grants.

     (g) NEW RESTRICTED STOCK AWARD. The Company also grants Executive additional restricted shares of the Company's common stock as follows. On October 1, 2002, Executive shall be awarded that number of shares of the Company's common stock equal in value to $1,400,000 provided, however, that such award of stock shall include a restriction prohibiting the sale, transfer, pledge, assignment or other encumbrance prior to the earlier of October 1, 2005 or a change in control of the Company (as defined in the 1997 Plan) ("Change in Control"), and, provided further, that such restricted stock shall be forfeited to the Company in the event the Executive's employment with the Company terminates prior to the earlier of October 1, 2005 or a Change in Control of the Company for any reason other than (i) termination by the Company without cause, or (ii) termination due to death or disability. The terms and conditions of such new restricted stock awards shall be substantially similar to the terms and conditions of previous restricted stock award grants.

     (h) VACATION. The Executive shall be entitled to four (4) weeks vacation each year.

     (i) HOUSING AND OTHER EXPENSES. The Executive shall be entitled to reimbursement of all reasonable and documented expenses actually

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          incurred or paid by the Executive in the performance of the
          Executive's duties under this Agreement, upon presentation of expense statements, vouchers or other supporting information in accordance with Company policy. In addition, the Company will reimburse the Executive for expenses associated with reasonable travel to and from Atlanta, Georgia and Naples, Florida, and will pay or reimburse the Executive for the reasonable expenses associated with providing the Executive with the use of a suitable home purchased by the Company in the Madison, Wisconsin area, other than utilities and maintenance. All expense reimbursements and other perquisites of the Executive are reviewable periodically by the Compensation Committee of the Board, if there be one, or the Board.

     (j) AUTOMOBILE. The Company shall provide the Executive with the use of a leased automobile suitable for a chief executive officer of a company similar to the Company.

     (k) D&O INSURANCE. The Executive shall be entitled to indemnification from the Company to the maximum extent provided by law, but not for any action, suit, arbitration or other proceeding (or portion thereof) initiated by the Executive, unless authorized or ratified by the Board. Such indemnification shall be covered by the terms of the Company's policy of insurance for directors and officers in effect from time to time (the "D&O Insurance"). Copies of the Company's charter, by-laws and D&O Insurance will be made available to the Executive upon request.

     (l) LEGAL FEES. The Company shall pay the Executive's actual and reasonable legal fees incurred in connection with the preparation of this Agreement.

     (m)  RETENTION BONUSES; HOUSE SALE.

          (i) As set forth in the 2000 Agreement, on the earlier of September 30, 2003 or a Change in Control, the Company shall pay the Executive an additional amount of Four Hundred Thousand Dollars ($400,000). In addition, if the Company does not terminate the Executive's employment hereunder pursuant to Section 4(a) and the Executive does not terminate his employment hereunder pursuant to Section 4(d) (other than following a Change in Control), then on October 1, 2005, Company shall pay the Executive Two Million Two Hundred Thousand Dollars ($2,200,000).

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          (ii)   If the Company does not terminate the Executive's employment hereunder pursuant to Section 4(a) and the Executive does not terminate his employment hereunder pursuant to Section 4(d) (other than following a Change in Control, then at any time after the earlier of April 30, 2003 or the date on which the Executive's employment is terminated, at the option of and upon the request of the Executive or his estate, the Company shall sell to the Executive or his estate fee simple title to the home purchased by the Company for the use of the Executive, free and clear of all liens and encumbrances arising after the date of the Company's acquisition of the home and not created by the Executive, other than liens or encumbrances that do not materially affect the use or value thereof; the purchase price shall be One Dollar ($1.00).

     (n) OPTION TO RELINQUISH CHIEF EXECUTIVE OFFICER POSITION. Notwithstanding anything else in this Agreement to the contrary, Executive may at his discretion relinquish his role as Chief Executive Officer effective October 1, 2004 and remain as an employee of the Company and, as may be permitted under law and the Company's bylaws, as Chairman of the Board of Directors of the Company until September 30, 2005. Should Executive exercise such option, his annual Base Salary during this third year of his Agreement shall be Five Hundred Thousand Dollars ($500,000) and his Bonus shall be based on 75% of this Base Salary, and all other terms and conditions of this Agreement shall continue to apply.

4.   TERMINATION.

     (a) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Executive's employment hereunder without prior notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

          (i) the commission by the Executive of any deliberate and premeditated act taken by the Executive in bad faith against the interests of the Company;

          (ii) the Executive has been convicted of, or pleads NOLO CONTENDERE with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company;

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          (iii)  the habitual drug addiction or intoxication of the Executive which negatively impacts his job performance or the Executive's failure of a Company-required drug test;

          (iv) the willful failure or refusal of the Executive to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the Board, provided such failure or refusal continues after thirty (30) days of the receipt of notice in writing from the Board of such failure or refusal, which notice refers to this Section 4(a) and indicates the Company's intention to terminate the Executive's employment hereunder if such failure or refusal is not remedied within such thirty (30) day period; or

          (v) the Executive breaches any of the terms of this Agreement or any other agreement between the Executive and the Company which breach is not cured within thirty (30) days subsequent to notice from the Company to the Executive of such breach, which notice refers to this Section 4(a) and indicates the Company's intention to terminate the Executive's employment hereunder if such breach is not cured within such thirty (30) day period.

          If the definition of termination for "Cause" set forth above conflicts with such definition in the Executive's time-based or performance-based stock option agreements (collectively the "Stock Option Agreements"), or any agreements referred to therein, the definition set forth herein shall control.

     (b) TERMINATION BY COMPANY FOR DEATH OR DISABILITY. The Company shall have the right at any time to terminate the Executive's employment hereunder without prior notice upon the Executive's inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six (6) consecutive months (for purposes hereof, "disability" has the same meaning as in the Company's disability policy). The Company's obligations hereunder shall, subject to the provisions of Section 5(b), also terminate upon the death of the Executive.

     (c) TERMINATION BY COMPANY WITHOUT CAUSE. The Company shall have the right at any time to terminate the Executive's employment for any other reason without Cause upon sixty (60) days prior written notice to the Executive.

     (d) VOLUNTARY TERMINATION BY EXECUTIVE. The Executive shall be entitled to terminate his employment and appointment hereunder upon sixty

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          (60) days prior written notice to the Company, or upon thirty (30)
          days prior written notice after a Change in Control. Any such termination shall be treated as a termination by the Company for "Cause" under Section 5, unless notice of such termination was given within thirty (30) days after a Change in Control, in which case such termination shall be treated in accordance with Section 5(d) hereof.

     (e) CONSTRUCTIVE TERMINATION BY THE EXECUTIVE. The Executive shall be entitled to terminate his employment and appointment hereunder, without prior notice, upon the occurrence of a Constructive Termination. Any such termination shall be treated as a termination by the Company without Cause. For this purpose, a "Constructive Termination" shall mean:

          (i) a reduction in Base Salary or Additional Salary (other than as permitted hereby);

          (ii)   a reduction in annual Bonus opportunity;

          (iii) a change in location of office of more than seventy-five (75) miles from Madison, Wisconsin;

          (iv) unless with the express written consent of the Executive, (a) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 1 of this Agreement or (b) any other substantial change in such position, including titles, authority or responsibilities from those contemplated by Section 1 of the Agreement; or

          (v)    any material reduction in any of the benefits described in
                 Section 3(h), (i), (j) or (k) hereof.

          For purposes of the Stock Option Agreements, Constructive Termination shall be treated as a termination of employment by the Company without "Cause."

     (f) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Executive for Constructive Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8. For purposes of this Agreement, a "Notice of Termination" means a written notice given prior to the termination which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for

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          termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by any party to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Constructive Termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing its rights hereunder.

5.   EFFECT OF TERMINATION OF EMPLOYMENT.

     (a) WITH CAUSE. If the Executive's employment is terminated with Cause, the Executive's salary and other benefits specified in Section 3 shall cease at the time of such termination, and the Executive shall not be entitled to any compensation specified in Section 3 which was not required to be paid prior to such termination; provided, however, that the Executive shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.

     (b) DEATH OR DISABILITY. If the Executive's employment is terminated by the death or disability of the Executive (pursuant to Section 4(b)), the Executive's compensation provided in Section 3 shall be paid to the Executive or, in the event of the death of the Executive, the Executive's estate, as follows:

          (i) the Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the first to occur of (i) twenty-four (24) months following such termination or (ii) such time as the Executive or the Executive's estate breaches the provisions of Sections 6 or 7 of this Agreement;

          (ii) double the PRO RATA portion (based on days worked and percentage of achievement of annual performance goals) of the annual Bonus payable to the Executive, if any, specified in
                 Section 3(b) shall be paid, unless the Board determines to pay a greater amount in its sole discretion;

          (iii) the Executive's Additional Salary (or, for any partial year, the pro rata portion thereof) specified in Section 3(c) shall continue to be paid until the first to occur of (i) the remaining period of the Term or (ii) such time as the Executive or the Executive's estate breaches the provisions of Sections 6 or 7 of this Agreement;

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          (iv)   If the Executive's employment is terminated as a result of disability, the Executive's additional benefits specified in
                 Section 3(d) shall continue to be available to the Executive until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement; and

          (v) the Executive's accrued vacation (determined in accordance with Company policy) at the time of termination shall be paid as soon as reasonably practicable.

     (c) WITHOUT CAUSE. If the Executive's employment is terminated by the Company without Cause (pursuant to Section 4(c) or 4(e)), the Executive's compensation provided in Section 3 shall be paid as follows:

          (i) the Executive's Base Salary specified in Section 3(a) shall continue to be paid in monthly installments until the first to occur of (i) the remaining period of the Term (or twenty-four
                 (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement;

          (ii) the Executive's annual Bonus shall continue to be paid in accordance with this Section 5(c) at the times set forth in
                 Section 3(b) until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if greater) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement. The annual Bonus payable pursuant to this Section 5(c) shall equal the amount of the annual Bonus (if any) previously paid or required to be paid pursuant to this Agreement for the full fiscal year immediately prior to the Executive's termination of employment;

          (iii) the Executive's Additional Salary (or, for any partial year, the pro rata portion thereof) specified in Section 3(c) shall continue to be paid until the first to occur of (i) the remaining period of the Term (or twenty-four (24) months following such termination, if longer) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement; and

          (iv) the Executive's additional benefits specified in Section 3(d) shall continue to be available to the Executive until the first to

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                 occur of (i) twenty-four (24) months following such termination or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement.

     (d) FOLLOWING CHANGE IN CONTROL. If the Executive elects to terminate his employment within thirty (30) days following a Change in Control in accordance with Section 4(d), such termination by the Executive shall be treated as a termination by the Company without Cause, and the Executive shall be entitled to the compensation provided in Section 5(c); provided, however, that Executive's Base Salary, annual Bonus, Additional Salary and Section 3(d) additional benefits shall continue to be paid only until the first to occur of (i) the remaining period of the Term (or twelve (12) months following the expiration of the Post-Term Period (as defined below)) or (ii) such time as the Executive breaches the provisions of Sections 6 or 7 of this Agreement. In no event, however, shall Executive receive less than twelve (12) months Base Salary and annual Bonus following the expiration of the Post-Term Period. Notwithstanding the foregoing, the Company may require that the Executive continue to remain in the employ of the Company for up to a maximum of thirty (30) days following the Change in Control (the "Post-Term Period"). The Company shall place the maximum cash payments payable pursuant to Section 5(c) in escrow with a commercial bank or trust company mutually acceptable to the Company and the Executive as soon as practicable following the Change in Control. For the Post-Term Period, the Company shall make the cash payments that would otherwise be required pursuant to Section 3 (all such cash payments to be deducted from the amount placed in escrow). At the expiration of the Post-Term Period, the Executive shall receive all cash amounts due the Executive from the remaining amount held in escrow ratably monthly over the Non-Competition Period (as defined below), with the balance (if any) returned to the Company. If the Company does not require that the Executive remain in the employ of the Company, the Company shall pay the Executive all cash amounts payable pursuant to Section 5(c) ratably monthly over the Non-Competition Period (all such cash payments to be deducted from the amount placed in escrow) with the balance (if any) returned to the Company.

     The Executive shall not be required to mitigate the amount of any payment provided for herein by seeking other employment or otherwise, and if the Executive does obtain other employment, all amounts payable by the Company under this Agreement shall remain fully due and payable.

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6.   AGREEMENT NOT TO COMPETE.

     (a) The Executive agrees that during the Non-Competition Period (as defined below), he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, as an officer, director, consultant, agent, employee, owner, principal, partner or stockholder of any business, or in any other capacity, engage or have a financial interest in any business which is involved in the design, manufacturing, marketing or sale of batteries or battery operated lighting devices (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or the Nasdaq Stock Market). The "Non-Competition Period" is
          (a) the longer of the Executive's employment hereunder or time period which he serves as a director of the Company plus (b) a period of one
          (1) year thereafter.

     (b) Without limiting the generality of clause (a) above, the Executive further agrees that during the Non-Competition Period, he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, solicit or otherwise contact any of the Company's customers or prospects, as shown by the Company's records, that were customers or prospects of the Company at any time during the Non-Competition Period if such solicitation or contact is for the general purpose of selling products that satisfy the same general needs as any products that the Company had available for sale to its customers or prospects during the Non-Competition Period.

     (c) The Executive agrees that during the Non-Competition Period, he shall not, other than in connection with employment for the Company, solicit the employment or services of any employee of Company who is or was an employee of Company at any time during the Non-Competition Period. During the Non-Competition Period, the Executive shall not hire any employee of Company for any other business.

     (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law.

     (e) For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company.

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7.   SECRET PROCESSES AND CONFIDENTIAL INFORMATION.

     (a) The Executive agrees to hold in strict confidence and, except as the Company may authorize or direct, not disclose to any person or use (except in the performance of his services hereunder) any confidential information or materials received by the Executive from the Company and any confidential information or materials of other parties received by the Executive in connection with the performance of his duties hereunder. For purposes of this Section 7(a), confidential information or materials shall include existing and potential customer information, existing and potential supplier information, product information, design and construction information, pricing and profitability information, financial information, sales and marketing strategies and techniques and business ideas or practices. The restriction on the Executive's use or disclosure of the confidential information or materials shall remain in force until such information is of general knowledge in the industry through no fault of the Executive or any agent of the Executive. The Executive also agrees to return to the Company promptly upon its request any Company information or materials in the Executive's possession or under the Executive's control.

     (b) The Executive will promptly disclose to the Company and to no other person, firm or entity all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, know-how and similar matters, whether or not patentable and whether or not reduced to practice, which are conceived or learned by the Executive during the period of the Executive's employment with the Company, either alone or with others, which relate to or result from the actual or anticipated business or research of the Company or which result, to any extent, from the Executive's use of the Company's premises or property (collectively called the "Inventions"). The Executive acknowledges and agrees that all the Inventions shall be the sole property of the Company, and the Executive hereby assigns to the Company all of the Executive's rights and interests in and to all of the Inventions, it being acknowledged and agreed by the Executive that all the Inventions are works made for hire. The Company shall be the sole owner of all domestic and foreign rights and interests in the Inventions. The Executive agrees to assist the Company at the Company's expense to obtain and from time to time enforce patents and copyrights on the Inventions.

     (c) Upon the request of, and, in any event, upon termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all documents, data, records, notes, drawings, manuals and all other tangible information in

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          whatever form which pertains to the Company, and the Executive will not retain any such information or any reproduction or excerpt thereof.

8. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally,
     (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

     (a)  For notices and communications to the Company:

                   Rayovac Corporation
                   601 Rayovac Drive
                   Madison, WI  53711
                   Facsimile:  (608) 278-6666
                   Attention:  Board of Directors

          with a copy to:

                   Rayovac Corporation
                   601 Rayovac Drive
                   Madison, WI  53711
                   Facsimile:  (608) 278-6666
                   Attention:  James T. Lucke

     (b)  For notices and communications to the Executive:

                   David A. Jones
                   7881 Via Vecchia
                   Naples, Florida  34108

          with a copy to:

                   Sutherland, Asbill & Brennan LLP
                   999 Peachtree Street, N.E.
                   Atlanta, GA  30309
                   Facsimile:  (404) 853-8806
                   Attention:  Mark D. Kaufman, Esq.

     Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

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9.   GENERAL.

     (a) GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Wisconsin, without reference to its conflicts of law principles.

     (b) AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

     (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

     (d) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     (e) ATTORNEYS' FEES. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the non-prevailing party.

     (f) NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation during his employment hereunder in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliates and for

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          which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any affiliated company at or subsequent to the date of the Executive's termination of employment with the Company shall, subject to the terms hereof or any other agreement entered into by the Company and the Executive on or subsequent to the date hereof, be payable in accordance with such plan or program.

     (g) MITIGATION. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. In the event that the Executive shall give a Notice of Termination for Constructive Termination and it shall thereafter be determined that Constructive Termination did not take place, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, and the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date had he terminated his employment voluntarily at such date under Section 4(d) of this Agreement.

     (h) EQUITABLE RELIEF. The Executive expressly agrees that breach of any provision of Sections 6 or 7 of this Agreement would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of such provisions, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

     (i) ENTIRE AGREEMENT. This Agreement and the exhibit hereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     RAYOVAC CORPORATION


                                     By    /s/ Kent J. Hussey
                                           ---------------------
                                           Kent J. Hussey
                                           President and Chief Operating Officer


EXECUTIVE:


/s/ David A. Jones
------------------
David A. Jones

                                       16
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                                    EXHIBIT A

                               RAYOVAC CORPORATION

                          FULL RECOURSE PROMISSORY NOTE

$500,000                                                      Madison, Wisconsin
                                                              September 12, 1996

          FOR VALUE RECEIVED, the undersigned, David A. Jones (the "Borrower"), residing at 2910 Coles Way, Atlanta, GA 30350 HEREBY PROMISES TO PAY to the order of Rayovac Corporation, a Wisconsin corporation (the "Company"), having a principal address at 601 Rayovac Drive, Madison, WI 53711, or to the legal holder of this Note at the time of payment, the principal sum of $500,000, in accordance herewith, plus simple interest thereon at a rate of 7% per annum. The principal amount of this Note shall be due and payable on the Maturity Date (as defined below) and the interest on this Note shall be paid in five (5) annual installments of $35,000 on each successive Payment Date (as defined below).

          This Note is being delivered to the Company in consideration for a loan of even date herewith to enable the Borrower to acquire 227,894 shares (the "Shares") of common stock, $.01 par value per share, of the Company in connection with the recapitalization of the Company pursuant to the Stock Purchase and Redemption Agreement dated this date.

          The Borrower and the Company are parties to an Employment Agreement, dated this date (the "Employment Agreement"), which sets forth the terms of Borrower's employment with the Company as Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

          This Note is subject to the following further terms and conditions:

          1. PAYMENT DATES AND MATURITY DATE. Payments of interest on this Note as set forth above shall be paid at such time as Additional Salary (as defined in the Employment Agreement) set forth in Section 3 (c) (i) of the Employment Agreement is due and payable by the Company to the Borrower pursuant to the terms of the Employment Agreement (each such date referred to herein as a "Payment Date"). Payment of principal on this Note as set forth above shall be paid on the fifth Payment Date (the "Maturity Date").

          2. METHOD OF PAYMENT. All payments of principal, interest and other amounts owing hereunder shall be made, without setoff, deduction or counterclaim, in funds which are available on the Payment Date (including the Maturity Date) to the Company at the Company's principal address set forth herein, or to such other person and at such other place specified in writing by the Company to the Borrower, by 12:00 noon (local time) on the date when due. The Borrower may, at his option, prepay this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayment of any portion of

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the principal portion of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon full and final payment of the principal amount of and interest accrued on this Note, it shall be surrendered to the Borrower and cancelled by the Company.

          3. LOAN PROCEEDS. The Borrower hereby irrevocably directs the Company to disburse the proceeds of this Note directly to the Company for the account of the Borrower in payment (whether in whole or in part) of the Shares and agrees that any funds so disbursed (regardless of how applied by the Company) shall be considered received by the Borrower upon the receipt of such funds by the Company.

          4.   EVENTS OF ACCELERATION.

               (a) Upon the occurrence of any of the following events ("Events of Acceleration"):

               (i) the failure to pay the principal of and interest under this Note when due if such failure is not remedied within ten (10) days after written notice thereof to the Borrower from the holder of this Note;

               (ii) the Borrower is terminated by the Company for Cause (as defined in the Employment Agreement) pursuant to Section 4 (a) of the Employment Agreement;

               (iii) the Borrower terminates his employment with the Company (other than pursuant to Section 4 (e) of the Employment Agreement) and the Borrower is no longer a director of the Company; or

               (iv) the Borrower sells or otherwise disposes for value any of the Shares, unless the Borrower uses the proceeds from such sale or other disposition (net of brokers' commissions) to immediately prepay in whole or in part the principal amount of this Note outstanding and any accrued and unpaid interest on the portion prepaid;

the holder of this Note may declare, by notice of acceleration given to the Borrower, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Acceleration, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the principal hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Acceleration shall occur hereunder, the Borrower shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

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               (b) No delay or failure by the holder of this Note in the
exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercises thereof or the exercise of any other right or remedy.

          5. AMENDMENTS. This Note may be amended if in writing and signed by the Borrower and the Company.

          6. HEADINGS. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

          7. BENEFITS OF THIS AGREEMENT. This Note shall be binding upon the Borrower and the Borrower's personal representatives, heirs and assigns and shall not be construed so as to confer any right or benefit upon any person other than the Borrower and his or her personal representatives, heirs and assigns.

          8. NOTICES. All notices and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or, upon receipt, if mailed, in either case, to the respective addresses of the Company and the Borrower specified herein, or to such other address as a party shall have specified by notice to the other in the same manner.

          9. SEVERABILITY. If any provision of this Note is construed to be invalid, illegal or unenforceable, then the remaining provisions shall not in any way be affected thereby and shall be enforced without regard thereof.

          10. GOVERNING LAW. The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to the conflict of law rules thereof.

          11. WAIVER OF JURY TRIAL. The Borrower and, by acceptance hereof, the Company hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Note.

     IN WITNESS WHEREOF, the undersigned Borrower has executed this Note under seal as of the day and year first above written.


                                          /s/ David A. Jones
                                          ----------------------
                                          (Signature of Borrower)

Witness:

/s/ W. C. Smith, Jr.
--------------------

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